                                                                     EXHIBIT 2.3


                                  AMENDMENT TO
                           RECAPITALIZATION AGREEMENT

              This Amendment to Recapitalization Agreement (this "Agreement") is dated this 31st day of May, 2000 by and between Huntsman Packaging Corporation, a Utah corporation (the "Company"), Chase Domestic Investments, L.L.C. (the "Buyer") and the other parties hereto.

              WHEREAS, reference is hereby made to that certain Recapitalization Agreement dated as of March 31, 2000 by and between the Company, the Buyer and the Shareholders identified therein (as amended, restated, supplemented or otherwise modified from time to time, the "Recapitalization Agreement");

              WHEREAS, the parties to the Recapitalization Agreement wish to amend and restate certain provisions of the Recapitalization Agreement;

              NOW, THEREFORE, in consideration of the mutual covenants contained hereon and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendments.

              1.1. Definitions. Article I of the Recapitalization Agreement is hereby amended by:

              (a) deleting the definition of "Buyer Group" and inserting the following in lieu thereof:

                     "Buyer Group" shall mean the Buyer, its successors and permitted assigns and their respective Affiliates."

              (b) inserting the following at the end of the definition of "Closing Date Indebtedness:"

                     ";provided, however, that in calculating Closing Date Indebtedness, any indebtedness incurred to finance insurance premiums for insurance carried by the Company shall be disregarded to the extent that the Company has recorded, in accordance with GAAP, an asset resulting from the prepayment of such insurance premiums."

              1.2. Section 2.2 of the Recapitalization Agreement. Section 2.2 of the Recapitalization Agreement is hereby amended by inserting the following at the end of such section:

                     "; provided, however, notwithstanding anything in this Agreement to the contrary, Durham Capital, Ltd. shall not be obligated to sell to the Buyer, and the Buyer shall not have any right to purchase from Durham Capital Ltd., any of the shares of Common Stock (received pursuant to Section 2.1(c)) owned and held by Durham Capital, Ltd. and, provided, further, the aggregate number of shares of Common Stock which Durham Capital, Ltd. would have otherwise sold, and which the Buyer would have otherwise purchased from Durham Capital, Ltd., pursuant to this Section 2.2 but for the provisos contained in this Section 2.2 shall be sold by the Christena Karen H. Durham Trust and purchased by the Buyer."

              1.3    Schedule 3.1 to the Recapitalization Agreement. Schedule
3.1 of the Recapitalization Agreement is hereby amended by deleting it in its entirety and replacing it in full with Schedule I to this Agreement.

              1.4    Section 10.3 of the Recapitalization Agreement. Section
10.3 of the Recapitalization Agreement is hereby amended by inserting the following at the end of such section:

              "(c) Actions by Permitted Assigns. Notwithstanding anything in this Agreement to the contrary, in no event shall any permitted assign of the Buyer initiate any action or assert, raise or claim any Loss under this Agreement unless the Buyer has consented in writing to such action and has assumed the responsibility for the prosecution thereof."

              1.5    Section 12.7 of the Recapitalization Agreement. Section
12.7 of the Recapitalization Agreement is hereby amended by inserting the following immediately following clause (ii) thereof:

                     "or (iii) the Buyer shall be permitted to transfer shares of Common Stock purchased hereunder having an aggregate value of not more than $12,000,000 to The Northwestern Mutual Life Insurance Company, New York Life Capital Partners, L.P. and First Union Capital Partners, LLC, provided that such Persons shall not be bound by the non-solicitation provisions of the Confidentiality Agreement,"

              1.6    Section 12.11 to the Recapitalization Agreement. Section
12.11 of the Recapitalization Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

              "12.11 Chase Capital Partners Guarantee. Chase Capital Partners hereby guarantees the performance by the Buyer and any permitted assign thereof of all of their respective obligations hereunder."

SECTION 2.    Miscellaneous.

              2.1. Defined Terms. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Recapitalization Agreement.

              2.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

              2.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

              2.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Buyer, so long as the Buyer remains liable for its obligations under the Recapitalization Agreement, may transfer any of its rights or obligations hereunder to any of its Affiliates.

              2.5. Confirmation of the Recapitalization Agreement. Except as expressly modified hereby, the Recapitalization Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                            [signature page follows]

            IN WITNESS WHEREOF the undersigned have entered into this Amendment to the Recapitalization Agreement as of the date first written above.

CHASE DOMESTIC INVESTMENTS, L.L.C.

By:    Chase Capital Investments L.P.,
       its sole Member

By:    Chase Capital Partners,
       as Investment Manager

By:
   /s/ DONALD HOFMANN
   --------------------------------------------
Name:  Donald Hofmann
     ------------------------------------------
Title: General Partner
      -----------------------------------------

HUNTSMAN PACKAGING CORPORATION

By:
   /s/ RICHARD P. DURHAM
   --------------------------------------------
Name:  Richard P. Durham
     ------------------------------------------
Title: President and CEO
      -----------------------------------------


/s/ RICHARD P. DURHAM
-----------------------------------------------
Richard P. Durham, as Representative

                                   SCHEDULE I

                                  Schedule 3.1

                                CAPITAL STOCK AND
                                 QUALIFICATIONS

The Company is qualified to do business as a foreign corporation in the following states: Alabama, California, Delaware, Florida, Georgia, Illinois, Indiana, Kentucky, Massachusetts, Minnesota, Missouri, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Texas, Washington and Wisconsin

                                  SUBSIDIARIES

                                                                                                          FOREIGN
                                                                                                       JURISDICTIONS
                                                                                                      WHERE QUALIFIED
            SUBSIDIARY                              OWNERSHIP OF OUTSTANDING EQUITY                    TO DO BUSINESS
--------------------------------------------------------------------------------------------------------------------------
Huntsman Film Products of Canada Ltd.,          Huntsman Packaging Corporation - 100%                 Quebec, Prince
an Ontario, Canada company                                                                            Edward Island, Nova
                                                                                                      Scotia, New
                                                                                                      Brunswick, Manitoba,
                                                                                                      Alberta,
                                                                                                      Saskatechewan,
                                                                                                      Newfoundland and
                                                                                                      British Columbia
--------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging Georgia, Inc., a             Huntsman Packaging Corporation - 100%
Georgia corporation
--------------------------------------------------------------------------------------------------------------------------
Huntsman KCL Corporation, a Utah                Huntsman Packaging Corporation - 100%                 Indiana, Ohio and
corporation                                                                                           Texas
--------------------------------------------------------------------------------------------------------------------------
Huntsman Film Products of Mexico, Inc.,         Huntsman Packaging Corporation - 100%
a Utah corporation
--------------------------------------------------------------------------------------------------------------------------
Huntsman Container Corporation                  Huntsman Packaging Corporation - 100%
International, a Utah corporation
--------------------------------------------------------------------------------------------------------------------------
Huntsman Film Products, UK, Limited, a          Huntsman Container Corporation
U.K. company                                    International - 100%
--------------------------------------------------------------------------------------------------------------------------
Huntsman Film Products GmbH, a                  Huntsman Packaging Corporation - 100%
German limited liability company
--------------------------------------------------------------------------------------------------------------------------
Huntsman Film Products Pty. Ltd., a             Huntsman Packaging Corporation - 99.99%
Victoria, Australia proprietary company         Third party holders of statutory shares -
                                                0.01%
--------------------------------------------------------------------------------------------------------------------------
Huntsman Bulk Packaging Corporation, a          Huntsman Packaging Corporation - 100%
Utah corporation
--------------------------------------------------------------------------------------------------------------------------
Huntsman/IPEX, a Utah general                   IPEX (U.S.) Pty. Ltd. - 50%
partnership                                     Huntsman Bulk Packaging Corporation - 50%
--------------------------------------------------------------------------------------------------------------------------
Huntsman Packaging of Canada, LLC, a            Huntsman Packaging Corporation - 100%                 British Columbia
Utah limited liability company
--------------------------------------------------------------------------------------------------------------------------

                                                                                                          FOREIGN
                                                                                                       JURISDICTIONS
                                                                                                      WHERE QUALIFIED
            SUBSIDIARY                              OWNERSHIP OF OUTSTANDING EQUITY                    TO DO BUSINESS
--------------------------------------------------------------------------------------------------------------------------





HPC Investment, Inc., a Utah corporation        Huntsman Packaging Corporation - 100%
--------------------------------------------------------------------------------------------------------------------------
Huntsman Edison Films Corporation, a            Huntsman Packaging Corporation - 100%                 Georgia, New Jersey,
Delaware corporation                                                                                  Oklahoma and
                                                                                                      Virginia
-------------------------------------------------------------------------------------------------------------------------
Edison Exports, Inc. FSC Limited, a             Edison Plastics International, Inc. - 100%
Jamaican corporation
-------------------------------------------------------------------------------------------------------------------------
Edison Plastics International Inc., a           Huntsman Edison Films Corporation - 100%
Delaware corporation
-------------------------------------------------------------------------------------------------------------------------
Aspen Industrial S.A. de                        Huntsman Packaging Corporation - 99.99%
C.V., a Mexican corporation                     Huntsman Container Corporation
                                                International - 0.01%
-------------------------------------------------------------------------------------------------------------------------
Mexicana de Tintas, S.A., a Mexican             Aspen Industrial S.A. de C.V. - 99.99%
corporation                                     Huntsman Edison Films Corporation - 0.01%
-------------------------------------------------------------------------------------------------------------------------
NEPSA de Mexico S.A. de C.V., a                 Aspen Industrial S.A. de C.V. - 99.99%
Mexican corporation                             Huntsman Edison Films Corporation - 0.01%
-------------------------------------------------------------------------------------------------------------------------